UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 9, 2003

ANFI, INC.

(Exact name of registrant as specified in charter)

California (State or other jurisdiction of incorporation)	0-24961 (Commission file number)	33-0731548 (IRS employer identification no.)

1111 E. Katella Avenue, Suite 220, Orange, CA 92867
(Address of principal executive offices) (Zip code)

(714) 289-4300
(Registrant’s telephone number, including area code)

Item 5 — Other Events
Item 7 — Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4

Item 5 — Other Events

     On January 9, 2003, ANFI, Inc., a California corporation (“ANFI”), signed an Agreement and Plan of Merger (the “Merger Agreement”) with Fidelity National Financial, Inc., a Delaware corporation (“FNF”), pursuant to which the parties will effect a business combination through a merger of ANFI with and into ANFI Merger Sub, Inc., a California corporation and wholly owned subsidiary of FNF (the “Merger”). As a result of the Merger, ANFI will become a wholly owned subsidiary of FNF. The transaction, which is structured as a tax-free reorganization, is expected to close in the second quarter of 2003. FNF owns, directly or indirectly, approximately 33% of the outstanding shares of ANFI.

     Under the terms of the Merger Agreement, all of the issued and outstanding shares of ANFI’s common stock, no par value per share, other than shares held by FNF, will be exchanged for 0.4540 of a share of FNF common stock, $0.0001 par value per share. All issued and outstanding options and warrants to purchase ANFI common stock will be converted at the same ratio into options and warrants to purchase FNF common stock.

     Certain directors and officers of ANFI who own in the aggregate approximately 26.6% of the outstanding common stock of ANFI have entered into a voting agreement with FNF. Pursuant to the voting agreement, these officers and directors have agreed to vote any of their outstanding shares of common stock to which they are entitled to vote in favor of the Merger. The voting agreement contains a transfer prohibition whereby each holder is prohibited from transferring any of his or her shares. FNF has executed a waiver whereby it waives any rights it may have to enforce the transfer prohibition as it relates to the exercise of ANFI stock options held by a holder and any subsequent sale of any ANFI option shares upon exercise.

     Consummation of the Merger is subject to the approval of the Merger Agreement, by ANFI’s shareholders and other customary closing conditions.

     The preceding descriptions of the Merger Agreement, voting agreement, and waiver, are qualified in their entirety by reference to the copies of such agreements included as exhibits 99.1, 99.2, and 99.3, respectively, to this Current Report on Form 8-K. For additional information, the joint press release issued by FNF and ANFI with respect to the Merger is included hereto as Exhibit 99.4 and incorporated into this Item 5 by reference.

Item 7 — Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

Exhibit 99-1	—	Agreement and Plan of Merger, dated as of January 9, 2003, among Fidelity National Financial, Inc., ANFI Merger Sub, Inc. and ANFI, Inc.

Exhibit 99-2	—	Voting Agreement, dated as of January 9, 2003, among Fidelity National Financial, Inc. and certain Shareholders of ANFI, Inc.

Exhibit 99-3	—	Waiver, dated as of January 14, 2003, among Fidelity National Financial, Inc. and certain Shareholders of ANFI, Inc.

Exhibit 99-4	—	Press Release of Fidelity National Financial, Inc. and ANFI, Inc., dated January 10, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ANFI, INC.

Dated: January 15, 2003	/s/ MICHAEL C. LOWTHER

Michael C. Lowther, Chairman and Chief Executive Officer

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